EXHIBIT 99.1

Contact: Lily Outerbridge

Investor Relations
441-298-0760

PLATINUM UNDERWRITERS HOLDINGS, LTD. ANNOUNCES PRELIMINARY LOSS ESTIMATE FROM FIRST QUARTER 2010
CATASTROPHE EVENTS

HAMILTON, BERMUDA, March 11, 2010 — Platinum Underwriters Holdings, Ltd. (NYSE: PTP) announced today its initial loss estimate from first quarter 2010 catastrophe events that have occurred to date of approximately $85 million, net of reinstatement premiums, tax benefits, and retrocessional coverage.

The Company’s initial loss estimate includes losses from the earthquake in Chile, European Winterstorm Xynthia, the Melbourne hailstorm, and the East Coast winter storms in the United States. Substantially all of the estimated losses from the first quarter 2010 catastrophe events relate to catastrophe excess of loss reinsurance and retrocessional treaties exposed to the earthquake in Chile.

The Company’s preliminary loss estimate from first quarter 2010 catastrophe events is based on industry loss estimates, portfolio modeling and a review of individual contracts. Consequently, the actual net impact on the Company’s results arising from these events may differ materially from the current estimate. Preliminary forecasts of losses relating to the earthquake in Chile are subject to considerable uncertainty due to limited actual loss data. As additional loss information becomes available we may update this estimate.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis.  Platinum operates through its principal subsidiaries in Bermuda and the United States.  The Company’s operating subsidiaries have financial strength ratings of A (Excellent) from A.M. Best and A (Strong) from Standard & Poor’s.  For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements are based on our current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us. In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements. The inclusion of forward-looking statements in this press release should not be considered as a representation by us or any other person that our current plans or expectations will be achieved. Numerous factors could cause our actual results to differ materially from those in forward-looking statements, including, but not limited to, severe catastrophic events over which we have no control, the effectiveness of our loss limitation methods and pricing models, the adequacy of our liability for unpaid losses and loss adjustment expenses, our ability to maintain our A.M. Best Company, Inc. and Standard & Poor’s ratings, our ability to raise capital on acceptable terms if necessary, the cyclicality of the property and casualty reinsurance business, the highly competitive nature of the property and casualty reinsurance industry, our ability to maintain our business relationships with reinsurance brokers, the availability of retrocessional reinsurance on acceptable terms, market volatility and interest rate and currency exchange rate fluctuation, tax, regulatory or legal restrictions or limitations applicable to us or the property and casualty reinsurance business generally, general political and economic conditions, including the effects of civil unrest, acts of terrorism, war or a prolonged United States or global economic downturn or recession; and changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at our discretion. As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us. The foregoing factors should not be construed as exhaustive. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

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